EXHIBIT P UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MASTER TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/S/JOHN F. DONAHUE                     Chairman               November 4, 1998
John F. Donahue                       (Chief Executive Officer)



/S/GLEN R. JOHNSON                     President              November 4, 1998
Glen R. Johnson



/S/JOHN W. MCGONIGLE                   Treasurer, Executive   November 4, 1998
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                        Accounting Officer)



/S/THOMS G. BIGLEY                     Trustee                November 4, 1998
Thomas G. Bigley




/S/NICHOLAS P. CONSTANTAKIS            Trustee               November 4, 1998
Nicholas P. Constantakis




/S/JOHN T. CONROY, JR.                 Trustee                November 4, 1998
---------------------------------
John T. Conroy, Jr.

SIGNATURES                          TITLE                                 DATE



/S/WILLIAM J. COPELAND                 Trustee                November 4, 1998
William J. Copeland



/S/JAMES E. DOWD                       Trustee                November 4, 1998
James E. Dowd



/S/LAWRENCE D. ELLIS, M.D.             Trustee                November 4, 1998
---------------------------------
Lawrence D. Ellis, M.D.



/S/EDWARD L. FLAHERTY, JR.             Trustee                November 4, 1998
---------------------------------
Edward L. Flaherty, Jr.



/S/PETER E. MADDEN                     Trustee                November 4, 1998
Peter E. Madden



/S/JOHN E. MURRAY, JR.,J.D.,S.J.D.     Trustee                November 4, 1998
------------------------------------
John E. Murray, Jr., J.D., S.J.D.



/S/WESLEY W. POSVAR                    Trustee                November 4, 1998
Wesley W. Posvar



/S/MARJORIE P. SMUTS                Trustee                   November 4, 1998
Marjorie P. Smuts




Sworn to and subscribed before me this 4th day of November, 1998




CHERI S. GOOD
Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries